                                              Wachovia Asset Securitization Issuance, LLC
                                                                   Series 2003-HE1
                                                           Statement to Securityholders                                                                Distribution Date: 05/25/05

                                                                  Distribution Summary

                                                 Original         Beginning                                                 Unpaid                              Ending
                                   Certificate   Certificate      Certificate                                               Principal     Total               Certificate
         Class             Cusip      Rate       Balance           Balance                Interest        Principal         Amount      Distribution            Balance
            A-1          92975QAA8 3.310000%     1,000,000,000.00  575,952,536.43          1,588,669.08    18,843,742.60           0.00  20,432,411.68        557,108,793.83
    Factors per Thousand                                                575.95253643           1.58866908       18.84374260                    20.43241168           557.10879383

            A-2          92975QAB6 3.080000%       100,000,000.00  57,595,253.64             147,827.82     1,884,374.26           0.00   2,032,202.08          55,710,879.38
    Factors per Thousand                                                575.95253640           1.47827820       18.84374260                    20.32202080           557.10879380

     Certificate            n/a    0.000000%                0.00   14,622,835.13             857,284.76              0.00          0.00      857,284.76         14,641,912.21

   Totals                                        1,100,000,000.00 633,547,790.07           2,593,781.66    20,728,116.86           0.00   23,321,898.52        612,819,673.21

Wachovia Bank, National Association
Structured Finance Trust Services                                                                                                                                 Tom Musarra
401 South Tryon Street, 12th Floor                                                                                                                               Vice President
Charlotte, North Carolina 28288-1179                                                                                                                       Phone: 917-351-2027
www.firstlinkabs.com                                                             - Page 1 -                                               Thomas.Musarra@Wachovia.com

                                                                                  Bond Interest Information

                                                          Type of                Accrual                                     Moody's             S & P            Fitch
         Class                  Cusip                   Certificate              Period             LIBOR        Margin   Original Rating*  Original Rating*  Original Rating

           A-1              92975QAA8                 Senior/Variable            30/360            3.02000%     0.29000%        Aaa              AAA               n/a

           A-2              92975QAB6                 Senior/Auction             30/360            3.08000%     0.00000%        Aaa              AAA               n/a

       Certificate                  n/a                   Residual                   -                  -           -            -                 -                -

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated September 25, 2002

                                                                                                    - Page 2 -

                       Bond Interest Information

                        Current               Outstanding              Current               Current
Class      Cusip      Interest Due        Interest Carryforward  Interest Carryforward   Carryforward Paid

A-1      92975QAA8    1,588,669.08                 0.00                   0.00                 0.00

A-2      92975QAB6     147,827.82                  0.00                   0.00                 0.00

                                    - Page 3 -

                        Collection Activity

Interest
Interest Collected                              3,014,975.13
(Additional Balance Interest)                           0.00
(Relief Act Shortfalls)                                 0.00

Total Interest Collected                        3,014,975.13

Principal
Principal Collected                            37,926,187.64
Net Liquidation Proceeds                                0.00
Substitute Adjustment Amount                            0.00
Other Principal Collected                               0.00
(Additional Balance Increase)                           0.00
(Draw Amounts)                                (17,269,999.69)

Total Principal Collected                      20,656,187.95

Additional Funds
Additional Funds from the Funding Account               0.00
Draws from the Policy                                   0.00
Yield Maintenance Payment                               0.00

Total Additional Funds Collected                       0.00

Total Available Collections                    23,671,163.08

                               - Page 4 -

                        Collateral Information

                              Periodic Information

Beginning Collateral Balance                              648,170,625.20
Ending Collateral Balance                                 627,461,585.42
Current Liquidation Loss Amounts                            52,851.83
Cumulative Liquidation Loss Amounts                        1,473,453.04
Gross WAC                                                     5.516%
Net WAC                                                       5.662%
WAM                                                           194
AGE                                                           39
Gross CPR                                                    51.496%
Net CPR                                                      32.203%
Draw Rate                                                    27.680%

                              Original Information

Collateral Balance                                       1,100,011,119.68
Number of Loans                                               22,971
Gross WAC                                                     4.407%
WAM                                                             233

                       Overcollateralization Information

Overcollateralization Target Amount                       14,641,912.21
Beginning Overcollateralization Amount                    14,622,835.13
Ending Overcollateralization Amount                       14,641,912.21
Overcollateralization Increase                              19,077.08
Overcollateralization Decrease                                 0.00

                                   - Page 5 -

           Additional Account Activity

                        Funding Account
Beginning Balance                          0.00

Interest Earnings                          0.00

Deposits                                   0.00

Withdrawals                                0.00

Interest Earnings to Collection Account    0.00

Ending Balance                             0.00

                             - Page 6 -

                            Delinquency Information

Delinquent:                         #                   $           %

                30-59 Days          19            1,001,529.95    0.160%
                60-89 Days          10            1,073,451.45    0.171%
               90-119 Days          2              88,206.55      0.014%
               120-149 Days         3             258,623.56      0.041%
               150-179 Days         5             390,798.91      0.062%
                180+ Days           10            855,216.21      0.136%

                 Total              49            3,667,826.63    0.585%

Foreclosure:                        #                   $           %

                                    18            1,402,907.00    0.224%

REO:                                #                   $           %

                                    1              36,696.00      0.006%

                                    - Page 7 -

                                                     Additional Reporting Items

                           Fees                                                                      Additional Information

Servicing Fee                              270,071.09                3 Largest Mortgage Loan Balances                          7,681,458.09
Enhancer Premium                           79,193.47                 Additional Balances created during the first
Indenture Trustee Expenses                      0.00                   Rapid Amortization Period                                      0.00
Broker Dealer Expenses                          0.00                 Additional Balance Increase Amount payable
Auction Agent Expenses                          0.00                   to Certificateholders                                          0.00
                                                                     Additional Balance Increase Amount payable
Total Fees                                 349,264.57                  from Principal Collections                                     0.00
                                                                     Condition 1 in effect?                                             No
                                                                     Condition 2 in effect?                                             No
                                                                     Condition 3 in effect?                                             No
                                                                     Cumulative Subsequent Mortgage Loans                             0.00
                                                                     Deficiency Amount                                                0.00
                    Amortization Period                              Draws from Policy not yet Reimbursed                             0.00
                                                                     Liquidation Loss Amount %                                      0.134%
Revolving (Yes / No)                              No                 Net Excess Spread % - Current                                  2.373%
Managed Amortization (Yes / No)                  Yes                 Net Excess Spread % - 2 mth avg                                2.484%
Rapid Amortization (Yes / No)                     No                 Net Excess Spread % - 3 mth avg                                2.410%
                                                                     Percentage Interest Class A-1                                   90.9%
                                                                     Percentage Interest Class A-2                                    9.1%
                                                                     Stepdown Date Active (Yes / No)                                    No
                                                                     Stepdown Delinquency Test Met? (Yes / No)                         Yes

                                                               - Page 8 -